Exhibit 10.1

Adlai Nortye Ltd.

2025 SHARE INCENTIVE PLAN

This Plan is a share incentive plan adopted by the Company pursuant to the Seventh Amended and Restated Memorandum and Articles of Association and the board resolutions of the Company dated July 1, 2025.

1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to selected Employees, Directors, and Consultants and to promote the success of the Company’s business by offering these individuals an opportunity to acquire a proprietary interest in the success of the Company, or to increase this interest by permitting them to acquire Shares of the Company. The Plan provides both for the direct award or sale of Shares and for the grant of Options to purchase Shares. Options granted under the Plan may be Incentive Stock Options or Nonqualified Stock Options, as determined by the Administrator at the time of grant. All outstanding Awards granted prior to the date on which this Plan is adopted by the Company’s Board, excepted for those granted under the 2023 Share Incentive Plan and the share incentive plan dated June 8, 2020, shall be governed by this Plan.

2. Definitions. For the purposes of this Plan, the following terms shall have the following meanings:

(a) “Administrator” means the Board of the Company or such delegates as shall be administering the Plan in accordance with Section 4 hereof.

(b) “ADS” means an American Depositary Share representing Class A Ordinary Shares.

(c) “Affiliate” means, with respect to any Person, any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person.

(d) “Applicable Law” means any applicable legal requirements relating to the Plan and the Awards under applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders, and the rules of any applicable stock exchange or national market system, of any jurisdiction where Awards are granted under the Plan or where the Optionees are domiciled or resident for tax purposes. For all purposes of this Plan, references to statutes and regulations shall be deemed to include any successor statutes or regulations, to the extent reasonably appropriate as determined by the Administrator.

(e) “Articles” means the Company’s Amended and Restated Memorandum and Articles of Association, as amended from time to time.

(f) “Award” means an Option, a Restricted Share, a Restricted Share Unit or any other types of award as designed and approved from time to time by the Administrator, as the case may be, pursuant to Section 4 of the Plan in compliance with Applicable Laws.

(g) “Awardee” means a recipient of an Award.

(h) “Board” means the board of directors of the Company.

(i) “Cause” means (i) a Service Provider has been negligent in the discharge of his or her duties to the Company or any Affiliate, has refused to perform stated or assigned duties or is incompetent in or (other than by reason of a disability or analogous condition) incapable of performing those duties; (ii) a Service Provider has been dishonest or committed or engaged in an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information; (iii) a Service Provider has breached a fiduciary duty, or willfully and materially violated any other duty, law, rule, regulation or policy of the Company or any of its Affiliates; or has been convicted of, or pled guilty or nolo contendere to, a felony or misdemeanor or equivalent in any jurisdiction (other than minor traffic violations or similar offenses); (iv) a Service Provider has materially breached any of the provisions of any agreement (including but not limited to the employment agreement, invention assignment agreement, non-compete agreement and confidentiality agreement) or any understanding with the Company or any of its Affiliates; (v) a Service Provider has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of, the Company or any of its Affiliates; (vi) a Service Provider has improperly induced a vendor or customer to break or terminate any contract with the Company or any of its Affiliates or induced a principal for whom the Company or any Affiliate acts as agent to terminate such agency relationship; or (vii) any of the circumstances set forth under Article 39 of the Labor Contract Law of the PRC, in each case as determined in good faith by the Administrator.

(j) “Change in Control” means the occurrence of any of the following events:

any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

the consummation of the sale, lease, or disposition by the Company of all or substantially all of the Company’s assets; or

the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

Anything in the foregoing to the contrary notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the legal jurisdiction of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, a sale by the Company of its securities in a transaction, the primary purpose of which is to raise capital for the Company’s operations and business activities including, without limitation, an initial public offering of Shares under the Securities Act or other Applicable Law, shall not constitute a Change in Control.

(k) “Class” or “Classes” means any class or classes of Shares as may from time to time be issued by the Company.

(l) “Class A Ordinary Share” means an Ordinary Share of a par value of US$0.0001 in the capital of the Company, designated as a Class A Ordinary Shares.

(m) “Class B Ordinary Share” means an Ordinary Share of a par value of US$0.0001 in the capital of the Company, designated as a Class B Ordinary Shares.

(n) “Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. References to IRC Section shall mean a section number of the Internal Revenue Code of 1986.

(o) “Company” means Adlai Nortye Ltd., a corporation formed under the laws of the Cayman Islands, or any successor corporation thereto.

(p) “Consultant” means any natural person, including an advisor, who is engaged by the Company, or any Parent, Subsidiary, Affiliate or variable interest entity whose financial statements are intended to be consolidated with the Company, any Parent, Subsidiary or Affiliate to render bona fide consulting or advisory services to such entity and who is compensated for the services, and any other persons including former employees who, in the sole opinion of the Administrator, have contributed or will contribute to the Company, Parent, Subsidiaries or Affiliate, provided that the term “Consultant,” does not include (i) Employees or (ii) securities promoters.

(q) “Date of Grant” means the date an Award is granted to an Awardee in accordance with Section 14 hereof.

(r) “Director” means a member of the Board.

(s) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(t) “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or any Parent or Subsidiary, including sick leave, military leave, or any other personal leave, or (ii) transfers between locations of the Company or between the Company or any Parent or Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave, any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. For the avoidance of doubt, neither service as a Director nor payment of a director’s fee by the Company or any Parent or Subsidiary shall be sufficient to constitute “employment” by the Company or any Parent or Subsidiary.

(u) “Exercise Price” means the amount for which one Share may be purchased upon exercise of an Option, as specified by the Administrator in the applicable Option Agreement in accordance with Section 6(d) hereof.

(v) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(w) “Fair Market Value” means, as of any date, the value of the Shares determined as follows:

if the Shares are listed on any established stock exchange or a national market system, including, without limitation, the New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market, the Stock Exchange of Hong Kong and the London Stock Exchange, the Fair Market Value shall be the closing sales price for the Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

if the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean of the high bid and low asked prices for the Shares on the day of determination, as reported in The Wall Street Journal or any other source as the Administrator deems reliable; or

in the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Administrator in accordance with the acceptable valuation methodology in accordance with U.S. Treasury Regulations issued under IRC Section 409A, and as amended from time to time.

(x) “Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

(y) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Option Agreement.

(z) “Non-Compete Obligation” means during the Employee’s employment with the Company or any Parent or Subsidiary and within two (2) years after his/her employment with the Company or any Parent or Subsidiary ends, to the furthest extent permitted by the Applicable Law, the Employee shall not, directly or indirectly, (i) establish, carry on, participate in, work for, provide financial support or security for, or advise, any entity or individual that directly or indirectly competes with the Company or any Affiliate of the Company; (ii) participate in or work for any entity or individual that is a supplier or vendor of the Company or any Affiliate of the Company; or (iii) carry on any activity similar to the business carried on by the Company or any Affiliate of the Company.

(aa) “Non-Disclosure Obligation” means during or after the Employee’s employment with the Company or any Parent or Subsidiary ends, the Employee will not disclose any information, whether or not in writing, of a private, secret, or confidential nature concerning the Company’s business, business relationships or financial affairs to any entity or individual or use the same for any purposes (other than in the performance of his/her duties as an Employee), unless and until such information has become public knowledge through no fault of the Employee. Such obligations may be further specified in the applicable employment agreement, non-competition, non-disclosure, and non-solicitation agreement and any other agreements of the same kind, if any, made between the Employee and the Company or any Parent or Subsidiary.

(bb) “Non-Solicitation Obligation” means for a period of two years following the termination of employment for any reason whatsoever, the Employee will not, directly or indirectly, either for the Employee or for any other entity or individual, in any capacity, induce or attempt to induce or call upon or solicit any of the Company’s Employees, Consultants, vendors, prospective vendors, suppliers, landlords or other business relations of the Company to leave or cease doing business with the Company or in any way interfere with the relationship between the Company and any of the Company’s Employees, vendors, prospective vendors, suppliers, landlords or other business relations, or hire or solicit for employment any Employee. Such obligations may be further specified in the applicable employment agreement, non-competition, non-disclosure, and non-solicitation agreement and any other agreements of the same kind, if any, made between the Employee and the Company or any Parent or Subsidiary.

(cc) “Nonqualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable Option Agreement, or an Incentive Stock Option that does not so qualify.

(dd) “Option” means an option to purchase Shares that is granted pursuant to the Plan in accordance with Section 6 hereof.

(ee) “Option Agreement” means a written or electronic agreement between the Company and an Optionee, the form(s) of which shall be approved from time to time by the Administrator, evidencing the terms and conditions of an individual Option granted under the Plan, and includes any documents attached to or incorporated into the Option Agreement, including, but not limited to, a notice of option grant and a form of exercise notice. The Option Agreement shall be subject to the terms and conditions of the Plan.

(ff) “Optioned Shares” means the Shares subject to an Option.

(gg) “Optionee” means the holder of an outstanding Option granted under the Plan.

(hh) “Ordinary Share” means an ordinary share in the capital of the Company with a par value of US$0.0001 each, including Class A Ordinary Shares and Class B Ordinary Shares;

(ii) “Parent” means a “parent corporation” with respect to the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(jj) “Person” means an individual, corporation, partnership, association, trust, or any other entity.

(kk) “Plan” means this Share Incentive Plan, as amended from time to time.

(ll) “PRC” means the People’s Republic of China, but for the purpose of this Plan and for jurisdiction reference only, excluding Taiwan, Hong Kong, Macau.

(mm) “Purchase Price” means the amount of consideration for which one Share may be acquired pursuant to the Restricted Share Award Agreement or Restricted Share Units Award Agreement in accordance with Section 7 or Section 8 hereof.

(nn) “Restricted Shares” means Shares awarded to an awardee pursuant to Section 7, which is subject to certain restrictions and may be subject to risk of forfeiture.

(oo) “Restricted Share Units” means an Award granted pursuant to Section 8.

(pp) “SAFE” means the PRC State Administration of Foreign Exchange and its local branches.

(qq) “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(rr) “Service Provider” means an Employee, Director, or Consultant.

(ss) “Share” means an Ordinary Share or an ADS of the Company, as adjusted in accordance with Section 13 hereof.

(tt) “Shareholders Agreement” means any agreement between an Awardee as a member of the Company and the Company or other members of the Company or both.

(uu) “Subsidiary” means a “subsidiary corporation” with respect to the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(vv) “United States” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

(xx) “U.S. Treasury Regulations” means the Regulations as issued by the United States Treasury Department, as carried out by the Internal Revenue Service (“IRS”), under the Code.

3. Shares Subject to the Plan.

(a) Basic Limitation. Subject to the provisions of Section 13 hereof, the maximum aggregate number of Shares that may be issued and allotted under the Plan, and any similar plan in other jurisdictions, shall not exceed 9,300,000 Shares (as appropriately adjusted for subsequent share splits, stock splits, stock dividends and the like). Upon the vesting or exercise of Awards, the Company may (i) issue Shares directly to Awardees, or (ii) first issue Shares to one or more entities established or controlled by the Company for the benefit of Awardees (the “ESOP SPV(s)”) and then cause ESOP SPVs to transfer the Shares to Awardees. The number of Shares that are subject to Awards outstanding under the Plan at any time shall not exceed the aggregate number of Shares that then remain available reserved under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of outstanding Awards granted under the Plan).

(b) Additional Shares. If an Award expires, becomes unexercisable, or is cancelled, forfeited, or otherwise terminated without having been exercised or settled in full, as the case may be, the Shares allocable to the unexercised portion of the Award shall again become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that actually have been issued and allocated under the Plan, upon exercise of an Option or delivery under an issuance of Restricted Shares or Restricted Share Units, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that in the event that Shares delivered under the Plan are reacquired by the Company pursuant to any forfeiture provision, right of repurchase or redemption, or are retained by the Company upon the exercise of or purchase of Shares under an Award in order to satisfy the Exercise Price or Purchase Price for the Award or any withholding taxes due with respect to the exercise or purchase, such Shares shall again become available for future grant under the Plan.

4. Administration of the Plan.

(a) Administrator. The Plan shall be administered by the Board of the Company. The Board of Company may authorize one or more committees or officers in writing to administrate the grants of any Awards and may limit such authority as the Board determines from time to time.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and subject to the approval of the Board, the Administrator shall have the authority in its discretion:

to determine the Fair Market Value, in accordance with Section 2(w) hereof;

to select the Awardees to whom Awards may from time to time be granted hereunder;

to determine the number of Shares to be covered by each Award granted hereunder;

to approve the form(s) of agreement for use under the Plan;

to determine the terms and conditions of any Award granted hereunder including, but not limited to, the Exercise Price, the Purchase Price, the time or times when Options may be exercised (which may be based on performance criteria), the time or times when repurchase or redemption rights shall lapse, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

to implement a program where (A) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower Exercise/Purchase Prices and different terms), Awards of a different type, or cash, or (B) the Exercise/Purchase Price of an outstanding Award is reduced, based in each case on terms and conditions determined by the Administrator in its sole discretion;

to approve earlier exercise of the Awards granted under the Plan.

to implement any employee stock ownership plan (“ESOP”) platform system necessary to facilitate the administration of this Plan;

to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable laws of jurisdictions other than the United States;

to allow Awardees to satisfy withholding tax obligations by the Administrator electing to have the Company withhold from the Shares to be delivered under an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld in accordance with the Applicable Laws. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Awardees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable. For the avoidance of doubt, the Company and the Administrator shall not be responsible for any failure by the Awardee to discharge all taxes and liabilities to which he or she may become subject as a result of his or her participation in this Plan or the delivery of any Shares;

to modify or amend each Award, including, without limitation, the discretionary authority to extend the post-termination exercisability of an Option longer than is otherwise provided for in an Option Agreement or accelerate the vesting or exercisability of an Option or lapsing of a repurchase or redemption right to which Restricted Shares may be subject;

to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan; and

to make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan.

(c) Delegation of Authority to Officers. Subject to Applicable Law, the Administrator may delegate limited authority to specified committees or officers of the Company to execute on behalf of the Company any instrument required to effect an Award previously granted by the Administrator.

(d) Effect of Administrator’s Decision. All decisions, determinations, and interpretations of the Administrator shall be final and binding on all Awardees.

5. Eligibility. With the exception of any holding company managed by the Administrator or its delegates for the purpose of administrating the Plan, only Service Providers, trusts or companies established in connection with any employee benefit plan of the Company (including the Plan) for the benefit of a Service Provider or any eligible person determined by the Administrator, shall be eligible for the grant of Awards. Incentive Stock Options may be granted to Employees only.

6. Terms and Conditions of Options.

(a) Option Agreement. Each grant of an Option under the Plan shall be evidenced by an Option Agreement. Each Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Administrator deems appropriate for inclusion in an Option Agreement. The provisions of the various Option Agreements entered into under the Plan need not be identical.

(b) Type of Option. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding a designation of an Option as an Incentive Stock Option, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds US$100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of this Section 6(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the Date of Grant.

(c) Number of Shares. Each Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 13 hereof.

(d) Exercise Price. Each Option Agreement shall specify the Exercise Price. The Exercise Price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value on the Date of Grant; the Exercise Price of any Option granted to non-U.S. Awardees shall be determined by the Administrator. The Exercise Price shall be payable in accordance with Section 10 hereof and the applicable Option Agreement. Notwithstanding anything to the contrary in the foregoing, in the event of a transaction described in Section 424(a) of the Code, then, consistent with Section 424(a) of the Code, Incentive Stock Options may be delivered at an Exercise Price other than as required by the foregoing.

(e) Term of Option. The Option Agreement shall specify the term of the Option; provided, however, that the term shall not exceed ten (10) years from the Date of Grant. Subject to the preceding sentence, the Administrator in its sole discretion shall determine when an Option is to expire.

(f) Exercisability. Each Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The exercisability provisions of any Option Agreement shall be determined by the Administrator in its sole discretion.

(g) Exercise Procedure. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as may be determined by the Administrator and as set forth in the Option Agreement; provided, however, that an Option shall not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, (B) full payment for the Shares with respect to which the Option is exercised, and (C) all representations, indemnifications, and documents reasonably requested by the Administrator including, without limitation, any Shareholders Agreement has been entered into to the satisfaction of the Administrator. Full payment may consist of any consideration and method of payment authorized by the Administrator in accordance with Section 10 hereof and permitted by the Option Agreement. Upon the Option being exercised and when the exercise procedure as stipulated in this clause has been fully complied with, the Company shall cause or procure the underlying Ordinary Shares be transferred from the ESOP SPVs to the Optionee designated by the Company. For the avoidance of doubt, the Optionee has no right to request the ESOP SPVs to transfer the underlying ordinary Shares to himself/herself.

Shares delivered upon exercise of an Option shall be delivered in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Subject to the provisions of Sections 9, 10, 15, and 16, the Company shall issue (or cause to be issued) certificates evidencing the delivered Shares promptly after the Option is exercised. Notwithstanding the foregoing, the Administrator in its discretion may require the Company to retain possession of any certificate evidencing Shares acquired upon the exercise of an Option, if those Shares remain subject to repurchase or redemption under the provisions of the Option Agreement, any Shareholders Agreement, or any other agreement between the Company and the Awardee, or if those Shares are collateral for a loan or obligation due to the Company.

Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan (in accordance with Section 3(b)) and for sale under the Option, by the number of Shares as to which the Option is exercised.

(h) Vesting Schedule. Subject to the Optionee’s continued status as a Service Provider through each of the applicable vesting dates and to the extent permitted by applicable law, the Option shall become exercisable, in whole or in part, in accordance with the terms thereof at such times and under such conditions as maybe determined by the Administrator and set forth in the Option Agreement. Unless the Administrator determines otherwise, all options shall become exercisable as set forth in the following schedule:

25% of the Optioned Shares shall vest on each of the first, second, third and fourth anniversary of the vesting commencement date, subject to the Optionee’s continuing to be a Service Provider through these dates. Before or after execution of the Option Agreement, the vesting schedule may be modified or changed by the Administrator in its sole discretion as it deems necessary or appropriate where new agreement between the Company and the Optionee shall be entered into regarding the said modification or change.

(i) Termination of Service (other than by death).

(1) If an Optionee ceases to be a Service Provider for Cause, (i) the Option or any other share-based award received by the Optionee will terminate and be cancelled on the Optionee’s severance date, whether or not the option or other share-based awards is then vested and/or exercisable; (ii) the Company has the right to repurchase the Shares issued upon exercise of the Optionee’s Options (or portion thereof) to the extent that such Options were exercised on the date of the Optionee’s termination of employment or service at the price of the exercise price paid to the Company by the Optionee. In the event that the Optionee has already disposed of the Shares acquired upon exercise of the Optionee’s Option, the Optionee shall pay to the Company any profits derived from such disposition (the “Profits”), which shall be equal to the total sales proceeds realized by the Optionee less the original exercise price paid by the Optionee, when the sales proceeds are higher than the Exercise Price.

If an Optionee ceases to be a Service Provider for any reason other than because of death and without Cause, then the Optionee’s Options shall expire on the earliest of the following occasions:

The expiration date determined by Section 6(e) hereof;

The last day of the three-month period following the cessation of the Optionee as a Service Provider for any reason other than Disability, or such later date as the Administrator may determine and specify in the Option Agreement, provided that no Option that is exercised after the expiration of the three-month period immediately following the termination of the Optionee’s relationship as an Employee shall be treated as an Incentive Stock Option; or

The last day of the twelve-month period following the cessation of the Optionee as a Service Provider by reason of Disability, or such later date as the Administrator may determine and specify in the Option Agreement; provided that no Option that is exercised after the expiration of the twelve-month period immediately following the cessation of the Optionee as an Employee shall be treated as an Incentive Stock Option.

(2) Following the cessation of the Optionee as a Service Provider, the Optionee may exercise all or part of the Optionee’s Option at any time before the expiration of the Option as set forth in Section 6(i)(1) hereof, but only to the extent that the Option was vested and exercisable as of the date of cessation of the Optionee as a Service Provider (or became vested and exercisable as a result of the cessation). The balance of the Shares subject to the Option shall be forfeited on the date of cessation of the Optionee as a Service Provider. In the event that the Optionee dies after the cessation of the Optionee as a Service Provider but before the expiration of the Optionee’s Option as set forth in Section 6(i)(1) hereof, all or part of the Option may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired the Option directly from the Optionee by beneficiary designation, bequest, or inheritance, but only to the extent that the Option was vested and exercisable as of the cessation date of the Optionee as a Service Provider (or became vested and exercisable as a result of the cessation). Any Optioned Shares subject to the portion of the Option that are vested as of the cessation date of the Optionee as a Service Provider but that are not purchased prior to the expiration of the Option pursuant to this Section 6(i) shall be forfeited immediately following the Option’s expiration.

(j) Leaves of Absence. Unless otherwise determined by the Administrator, for purposes of this Section 6, the service of an Optionee as a Service Provider shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company and/or the Affiliate in writing. Unless otherwise determined by the Administrator and subject to Applicable Law, vesting of an Option shall be suspended during any unpaid leave of absence.

(k) Death of Optionee.

(1) If an Optionee dies while a Service Provider, then the Optionee’s Option shall expire on the earlier of the following dates:

The expiration date determined by Section 6(e) hereof;

The last day of the six-month period immediately following the Optionee’s death, or such later date as the Administrator may determine and specify in the Option Agreement.

(2) All or part of the Optionee’s Option may be exercised at any time before the expiration of the Option as set forth in Section 6(k)(1) hereof by the executors or administrators of the Optionee’s estate or by any person who has acquired the Option directly from the Optionee by beneficiary designation, bequest, or inheritance, but only to the extent that the Option was vested and exercisable as of the date of the Optionee’s death or had become vested and exercisable as a result of the death. The balance of the Shares subject to the Option shall be forfeited upon the Optionee’s death. Any Optioned Shares subject to the portion of the Option that are vested as of the Optionee’s death but that are not purchased prior to the expiration of the Option pursuant to this Section 6(k) shall be forfeited immediately following the Option’s expiration.

(l) Restriction on Exercise of Option. Notwithstanding any provision to the contrary in this Plan, in the event that an Optionee who is an Employee ceases to be a Service Provider for any reason whatsoever, the Option granted to him/her may not be exercised as of such termination, unless otherwise provided in the applicable Option Agreement. Any exercise of the Option is subject to (i) such Optionee’s full compliance with the Non-Compete Obligation, the Non-Disclosure Obligation and the Non-Solicitation Obligation, (ii) any other obligations to which the Optionee is subject under any applicable employment agreement, non-competition, non-disclosure and non-solicitation agreement and any other agreements of similar kind, if any, made between the Employee and the Company or any Parent or Subsidiary, and their ancillary documents, and (iii) a requirement that the cessation of the Optionee as a Service Provider is not for Cause. In the event that an Optionee is in breach of any of the aforementioned obligations for any reason whatsoever, the Company may, at its sole discretion, withdraw any Option which the Optionee is entitled to exercise but has not yet exercised and reacquire from such Optionee any Shares delivered to such Optionee pursuant to the applicable Option Agreement and the Optionee shall be obliged to return any share certificate(s) evidencing such Shares upon request of the Company or the Administrator, provided that the Company shall refund the Exercise Price paid by the Optionee without any interest or fees whatsoever, subject to any compensation or indemnification to which the Company is entitled and/or any costs incurred by the Company due to such breach of any aforementioned obligations of the Optionee. In the event that the Optionee has already disposed of the Shares acquired upon exercise of the Optionee’s Option, the Optionee shall pay to the Company any profits derived from such disposition (the “Profits”), which shall be equal to the total sales proceeds realized by the Optionee less the original exercise price paid by the Optionee, when the sales proceeds are higher than the Exercise Price.

(m) Restrictions on Transfer of Shares. Shares delivered upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase or redemption, rights of first refusal, and other transfer restrictions as the Administrator may determine. The restrictions described in the preceding sentence shall be set forth in the applicable Option Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

7. Restricted Shares.

(a) Grant of Restricted Shares. The Administrator is authorized to make Awards of Restricted Shares to any Awardee selected by the Administrator in such number and subject to such terms and conditions as determined by the Administrator. All Awards of Restricted Shares shall be evidenced by an Award Agreement.

(b) Restricted Share Award Agreement. Each Award of Restricted Shares shall be evidenced by an Award Agreement that shall specify the period of restriction, the number of Restricted Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, shall determine. Unless the Administrator determines otherwise, Restricted Shares shall be held by the Company as escrow agent until the restriction on such Restricted Shares have lapsed.

(c) Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions as the Administrator may impose (including, without limitation, limitations on the right to vote Restricted Shares or the right to receive dividends on the Restricted Shares). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Administrator determines at the time of the grant of the Award or thereafter.

(d) Forfeiture/Repurchase. Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Shares that are at that time subject to restrictions shall be forfeited or repurchased in accordance with the Award Agreement; provided, however, that the Administrator may (a) provide in any Restricted Share Award Agreement that restrictions or forfeiture and repurchase conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture and repurchase conditions relating to Restricted Shares.

(e) Certificates for Restricted Shares. Restricted Shares granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. If certificates representing Restriction Shares are registered in the name of the Awardee, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

(f) Removal of Restrictions. Unless the Administrator determines otherwise, Restricted Shares shall be held by the Company as escrow agent until the restrictions on such Restricted Shares have lapsed. Except as otherwise provided in this Section 7, Restricted Shares granted under the Plan shall be released from escrow as soon as practicable after the last day of the period of restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Awardee shall be entitled to have any legend or legends under Section 7(e) removed from his or her Share certificate, and the Shares shall be freely transferable by the Awardee, subject to applicable legal restrictions. The Administrator, in its discretion, may establish procedures regarding the release of Shares from escrow and the removal of legends, as necessary or appropriate to minimize administrative burdens on the Company.

8. Restricted Share Units

(a) Grant of Restricted Share Units. The Administrator, at any time and from time to time, may grant Restricted Share Units to Awardees as the Administrator, in its sole discretion, shall determine. The Administrator, in its sole discretion, shall determine the number of Restricted Share Units to be granted to each Awardee.

(b) Restricted Share Units Award Agreement. Each Award of Restricted Share Units shall be evidenced by an Award Agreement that shall specify any vesting conditions, the number of Restricted Share Units granted, and such other terms and conditions as the Administrator, in its discretion, shall determine.

(c) Performance Objectives and Other Terms. The Administrator, in its discretion, may set performance objectives or other vesting criteria which, depending on the extent to which they are met, will determine the number or value of Restricted Share Units that will be paid out to the Awardees.

(d) Form and Timing of Payment of Restricted Share Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Share Units shall become fully vested and nonforfeitable. Upon vesting, the Administrator, in its sole discretion, may pay Restricted Share Units in the form of cash, Shares or a combination thereof.

(e) Forfeiture/Repurchase. Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Share Units that are at that time unvested shall be forfeited or repurchased in accordance with the Award Agreement; provided, however, that the Administrator may (a) provide in any Restricted Share Unit Award Agreement that restrictions or forfeiture and repurchase conditions relating to Restricted Share Units will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other case waive in whole or in part restrictions or forfeiture and repurchase conditions resulting to Restricted Share Units.

9. Withholding Taxes. As a condition to the exercise of an Option or purchase of Restricted Shares or Restricted Share Units, the Awardee (or in the case of the Awardee’s death or in the event of a permissible transfer of Awards hereunder, the person exercising the Option or purchasing Restricted Shares or Restricted Share Units) shall make such arrangements as the Administrator may require for the satisfaction of any applicable withholding taxes arising in connection with the exercise of an Option or purchase of Restricted Shares or Restricted Share Units under the laws of any applicable jurisdiction including Hong Kong, the PRC, the U.S. and any other jurisdiction. The Awardee (or in the case of the Awardee’s death or in the event of a permissible transfer of Awards hereunder, the person exercising the Option or purchasing Restricted Shares or Restricted Share Units) also shall make such arrangements as the Administrator may require for the satisfaction of any applicable Hong Kong, PRC, U.S. federal, state, local, or non-PRC and non-U.S. withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option or purchasing Restricted Shares or Restricted Share Units. The Company shall not be required to deliver any Shares under the Plan until the foregoing obligations are satisfied. Without limiting the generality of the foregoing, upon the exercise of the Option or delivery of Restricted Shares or Share or any other Award, the Company shall have the right to withhold taxes from any compensation or other amounts that the Company may owe to the Awardee, or to require the Awardee to pay to the Company the amount of any taxes that the Company may be required to withhold with respect to the Shares delivered to the Awardee. Without limiting the generality of the foregoing, the Administrator in its discretion may authorize the Awardee to satisfy all or part of any withholding tax liability by (i) having the Company withhold from the Shares that would otherwise be issued and allotted upon the exercise of an Option or purchase of Restricted Shares that number of Shares having a Fair Market Value, as of the date the withholding tax liability arises, equal to the portion of the Company’s withholding tax liability to be so satisfied or (ii) by delivering to the Company previously owned and unencumbered Shares having a Fair Market Value, as of the date the withholding tax liability arises, equal to the amount of the Company’s withholding tax liability to be so satisfied.

10. Payment for Shares. The consideration to be paid for the Shares to be issued and allotted under the Plan, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined on the Date of Grant), subject to the provisions in this Section 10.

(a) General Rule. The entire Purchase Price or Exercise Price (as the case may be) for Shares delivered under the Plan shall be payable in cash or cash equivalents at the time when the Shares are purchased, except as otherwise provided in this Section 10.

(b) Surrender of Shares. To the extent that an Option Agreement, Restricted Share Award Agreement or Restricted Share Units Award Agreement so provides, all or any part of the Exercise Price or Purchase Price (as the case may be) may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Awardee. These Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date the Option is exercised or Restricted Shares are purchased. The Awardee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price or Purchase Price (as the case may be) if this action would subject the Company to adverse accounting consequences, as determined by the Administrator.

(c) Services Rendered. At the discretion of the Administrator and to the extent so provided in the agreements evidencing Awards of Shares under the Plan, Shares may be awarded under the Plan in consideration of services rendered to the Company or any Parent or Subsidiary prior to the Award.

(d) Exercise/Sale. At the discretion of the Administrator and to the extent an Option Agreement so provides, and if the Shares are publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

(e) Exercise/Pledge. At the discretion of the Administrator and to the extent an Option Agreement so provides, and if the Shares are publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

(f) Other Forms of Consideration. At the discretion of the Administrator and to the extent an Option Agreement, a Restricted Share Award Agreement or a Restricted Share Units Award Agreement so provides, all or a portion of the Exercise Price or Purchase Price may be paid by any other form of consideration and method of payment to the extent permitted by Applicable Law.

11. Nontransferability of Awards. Unless otherwise determined by the Administrator and so provided in the applicable Option Agreement, Restricted Share Award Agreement or Restricted Share Units Award Agreement (or be amended to provide), no Award shall be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner (whether by operation of law or otherwise) other than (i) by will or applicable laws of descent and distribution or (except in the case of an Incentive Stock Option) pursuant to a qualified domestic relations order or (ii) by trusts or companies established in connection with any employee benefit plan of the Company (including the Plan) for the benefit of a Service Provider or Service Providers, in each case subject to Applicable Law, and shall not be subject to execution, attachment, or similar process. In the event the Administrator in its sole discretion makes an Award transferable, only a Nonqualified Stock Option, Restricted Shares or Restricted Share Units may be transferred provided such Award is transferred without payment of consideration to members of the Awardee’s immediate family (as such term is defined in Rule 16a-1(e) of the Exchange Act) or to trusts or partnerships established exclusively for the benefit of the Awardee and the members of the Awardee’s immediate family, all as permitted by Applicable Law. Upon any attempt to pledge, assign, hypothecate, transfer, or otherwise dispose of any Award or of any right or privilege conferred by this Plan contrary to the provisions hereof, or upon the sale, levy or attachment or similar process upon the rights and privileges conferred by this Plan, such Award shall thereupon terminate and become null and void. Incentive Stock Options may be exercised during the lifetime of the Awardee only by the Awardee.

12. Rights as a Member. Until the Shares actually are delivered (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a member shall exist with respect to the Shares, notwithstanding the exercise of the Award. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are delivered, except as provided in Section 13 of the Plan.

13. Adjustment of Shares.

(a) Changes in Capitalization. Subject to any required action by the members of the Company in accordance with Applicable Law, the class(es) and number and type of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Award, and the class(es), number, and type of Shares covered by each outstanding Award, as well as the price per Share covered by each outstanding Award, shall be proportionately adjusted for any increase, decrease, or change in the number or type of issued, outstanding Shares or other securities of the Company or exchange of issued, outstanding Shares or other securities of the Company into or for a different number or type of shares or other securities of the Company or successor entity, or for other property (including, without limitation, cash) or other change to the Shares resulting from a share split, reverse share split, share dividend, dividend in property other than cash, combination of shares, exchange of shares, combination, consolidation, recapitalization, reincorporation, reorganization, change in corporate structure, reclassification, or other distribution of the Shares effected without receipt of consideration by the Company; provided, however, that the conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” The adjustment contemplated in this Section 13(a) shall be made by the Board, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of equity securities of the Company of any class, or securities convertible into equity securities of the Company of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number, type, or price of Shares subject to an Award. Where an adjustment under this Section 13(a) is made to an Incentive Stock Option, the adjustment shall be made in a manner that will not be considered a “modification” under the provisions of Section 424(h)(3) of the Code.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Awardee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until fifteen (15) days prior to the proposed dissolution or liquidation as to all of the Optioned Shares covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase or redemption option applicable to any Shares purchased upon exercise of an Option or Restricted Shares purchased under a Restricted Share Award Agreement shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent an Option has not been previously exercised and all Restricted Shares have not been purchased, the Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. In the event of a Change in Control, unless the Option Agreement, Restricted Share Award Agreement or Restricted Share Units Award Agreement provides otherwise, each outstanding Option shall be assumed or an equivalent option shall be substituted by, and each right of the Company to repurchase, redeem or reacquire Shares upon termination of an Awardee’s relationship as a Service Provider shall be assigned to, the successor corporation or a Parent or Subsidiary of the successor corporation. If, in the event of a Change in Control, the Option is not assumed or substituted, or the repurchase, redemption or reacquisition or similar right is not assigned, in the case of an outstanding Option, the Option shall fully vest immediately and the Awardee shall have the right to exercise the Option as to all of the Optioned Shares, including Shares as to which it would not otherwise be vested or exercisable, and, in the case of Restricted Shares, the Company’s repurchase, redemption or reacquisition or similar right shall lapse immediately and all of the Restricted Shares subject to the repurchase, redemption or reacquisition or similar right shall become vested. If an Option becomes fully vested and exercisable, in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For purposes of this Section 13(c), an Option shall be considered assumed, and Restricted Shares will be considered assigned if, following the Change in Control, the Award confers the right to purchase or receive, for each covered Share immediately prior to the Change in Control, the consideration (whether shares, cash, or other securities or property) received in connection with the Change in Control by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if the consideration received in the Change in Control is not solely common stock or ordinary shares of the successor corporation or its Parent or Subsidiary, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or vesting of the Restricted Shares, for each covered Share, to be solely common stock or ordinary shares of the successor corporation or its Parent or Subsidiary equal in Fair Market Value to the per Share consideration received by holders of Shares in the Change in Control.

(d) Reservation of Rights. Except as provided in this Section 13 and in the applicable Option Agreement, Restricted Share Award Agreement or Restricted Share Units Award Agreement, an Awardee shall have no rights by reason of (i) any subdivision or consolidation of Shares or other securities of any class, (ii) the payment of any dividend, or (iii) any other increase or decrease in the number of Shares or other securities of any class. Any issuance by the Company of equity securities of any class, or securities convertible into equity securities of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Optioned Shares or Restricted Shares or Restricted Share Units or Exercise Price or Purchase Price of them. The grant of an Option and the purchase of Restricted Shares shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

14. Date of Grant. The Date of Grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination to grant the Award, or such other later date as is determined by the Administrator. In any event, the Date of Grant shall be no earlier than the effective date of a legally binding Option Agreement which has been entered by the Optionee or Awardee and the Company.

15. Securities Law Requirements.

(a) Legal Compliance. Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and nor shall it have any liability for failure to deliver any Shares under the Plan unless the issuance and allotment of Shares comply with (or are exempt from) all Applicable Law, including, without limitation, the applicable laws in the Cayman Islands, Hong Kong, PRC, Securities Act, U.S. state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. Shares issued and allotment under the Plan shall be subject to transfer restrictions, and the person acquiring the Shares shall, as a condition to the exercise of an Option or the purchase or acquisition of Restricted Shares if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with Applicable Law.

16. Condition to Exercise. Any exercise of Option or the rights to purchase the Shares, or any issuance of Shares under the applicable Option Agreement, Restricted Share Award Agreement and Restricted Share Units Award Agreement shall be subject to the Optionee or the holder of Restricted Shares and Restricted Share Units being in compliance with all applicable PRC laws and regulations, including but not limited to the requirement of registration with SAFE.

17. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue and allot or sell such Shares as to which such requisite authority shall not have been obtained.

18. [Reserved]

19. Duration and Amendment.

(a) Term of Plan. the Plan shall become effective upon its adoption by the Board. Unless sooner terminated under Section 19(b) hereof, the Plan shall continue in effect for a term of ten (10) years.

(b) Amendment and Termination. The Board may at any time amend, alter, suspend, or terminate the Plan, subject to Applicable Law and the Articles; provided, however, that to the extent necessary and desirable to comply with Applicable Laws or stock exchange rules, unless the Company decides to follow home country practice not to seek shareholder approval for any amendment or modification of the Plan, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required, including but not limited to any amendment to the Plan that (i) increases the number of Shares available under the Plan (except as provided in Section 13); (ii) increase in benefits to Awardees, including any material changes to (1) permit a repricing or a decrease in exercise price of outstanding option, (2) reduce the price at which shares or options to purchase may be offered, or (3) extend the term of the Plan or the exercise period for an Option; (iii) results in a change in eligibility requirements; or (iv) expand the types of options or awards provided under the Plan.

(c) Effect of Amendment or Termination. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination. No Shares shall be delivered or sold under the Plan after the termination thereof, except upon exercise of an Award granted prior to the termination of the Plan.

20. Legending Share Certificates. In order to enforce any restrictions imposed upon Shares delivered upon the exercise of Options or the acquisition of Restricted Shares, including, without limitations, the restrictions described in Sections 6(m), 7(c), and 15(b) hereof, the Administrator may cause a legend or legends to be placed on any share certificates representing the Shares, which legend or legends shall make appropriate reference to the restrictions, including, without limitation, a restriction against sale of the Shares for any period as may be required by Applicable Law.

21. No Retention Rights. Neither the Plan nor any Award shall confer upon any Awardee any right to continue his or her relationship as a Service Provider with the Company for any period of specific duration or interfere in any way with his or her right or the right of the Company (or any Parent or Subsidiary employing or retaining the Awardee), which rights are hereby expressly reserved by each, to terminate this relationship at any time, with or without cause, and with or without notice.

22. No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Parent or Subsidiary and an Awardee or any other person. To the extent that any Awardee acquires a right to receive payments from the Company or any Parent or Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company, a Parent, or any Subsidiary.

23. No Rights to Awards. No Awardee, eligible Service Provider, or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of a Service Provider, Awardee, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Awardee or with respect to different Awardees.

24. Exemption from Section 409A of the Code. This Plan is intended to qualify for exemption from the application of Section 409A of the Code, such that due to the exemption(s)  available under the Code, the IRC Section 409A will not apply to the Plan. Accordingly, the Plan will not provide any “deferred compensation arrangement” to any of the Plan Awardee(s). For purposes of this Plan, the term “deferred compensation arrangement” shall mean an arrangement, which has the possibility of an Awardee, deferring the timing of taxation (in the U.S.) of any award received under the Plan to a tax year later than then year during which the Awardee was given legal or economic right(s) with respect to the Award. None of the Award under this Plan shall include any phantom stock(s) or phantom share(s) arrangement. Notwithstanding any other provision to the contrary, in the event that any term(s) or condition(s) under this plan or any of the related document(s), such as the Option Agreement, Restricted Share Award Agreement, and the Restricted Share Units Award Agreement, may cause this Plan to be subject to the application of IRC Section 409A, such term(s) or condition(s) shall be void and ineffective. While the objective is for this Plan to be exempt from the application of IRC Section 409A, and the Company has made its best efforts to achieve the objective, the Company shall not have any liability or obligation (including but not limited to any obligation to indemnify an Awardee for penalties, taxes or any other losses) to an Awardee in the event that the Plan does not qualify for the exemption from IRC Section 409A.

25. Governing Law. The Plan shall be construed in accordance with and governed by the laws of Hong Kong.

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